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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated March 9, 1995, with respect to the financial statements of the Arrowhead Industrial Water Division of The BFGoodrich Company included in this Current Report (Form 8-K) of United States Filter Corporation in the following shelf Registration Statements and related Prospectuses:

                          Description of
Registration Number       Registration Statement           Effective Date
- -------------------       ----------------------           --------------

33-75910                  Convertible Subordinated         April 29, 1994
                          Debentures and Common Stock -
                          Form S-3

33-76042                  Common Stock - Form S-3          April 29, 1994

33-85026                  Common Stock - Form S-3          November 2, 1994


                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                ERNST & YOUNG LLP


Cleveland, Ohio
May 17, 1995